Exhibit 99.1

NeoStem Announces Second Quarter 2013 Financial Results, Highlights and Developments
Company on Track to Complete Enrollment of its PreSERVE Phase 2 Clinical Trial for AMR-001 in 2013
NEW YORK, August 8, 2013 -- NeoStem, Inc. (NASDAQ: NBS) (or the “Company”), a leader in the emerging cellular therapy market, today announced its second quarter results and provided highlights of its recent activities. Of particular significance, the Company's PreSERVE Phase 2 clinical trial, investigating the Company's most advanced product candidate, AMR-001, in preserving heart function after a severe heart attack, continues to be on track to complete enrollment in 2013 with data read out 6-8 months after the last patient is infused.
Second Quarter Financial Highlights
Revenues from continuing operations for the three and six months ended June 30, 2013 were $4.4 million and $6.9 million, respectively, compared to $3.4 million and $7.1 million for the same periods in 2012. For the three and six months ended June 30, 2013, net losses from continuing operations were $8.6 million and $17.5 million, respectively. For the six months ended June 30, 2013, net loss from continuing operations excluding non-cash charges was $13.0 million (see reconciliation in Appendix below). NeoStem ended the second quarter with $14.7 million in cash, and subsequent to June 30, 2013, raised an additional $3.9 million in cash through warrant exercises and issuance of stock.
Important Highlights and Developments

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Continued enrollment in the PreSERVE Phase 2 clinical trial investigating the Company's most advanced product candidate, AMR-001, in preserving heart muscle function after a severe heart attack with 120 patients infused as of August 8, 2013;

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Executed agreements with the University of California, San Francisco and the laboratories of Jeffrey Bluestone, PhD, and Qizhi Tang, PhD, to collaborate on the development of human Regulatory T cells for the treatment of type 1 diabetes (“T1D”);

•	Effected 1-for-10 reverse split of the Company's common stock;

•	Transferred listing to NASDAQ from NYSE MKT;

•	Ended the second quarter with $14.7 million in cash and, subsequent to June 30, 2013, raised an additional $3.9 million in cash through warrant exercises and issuance of stock;

•	Raised $11.5 million in an underwritten public offering through Aegis Capital Corp;

•	Increased revenue in Q2 2013 to $4.4 million from $2.5 million in Q1 2013;

•	Named Stephen W. Potter as Executive Vice President;

•	Recruited Douglas W. Losordo, MD, FACC, FAHA as Chief Medical Officer;

•	Acquired new clients for Progenitor Cell Therapy a leading contract development and manufacturing organization purchased by the Company in January, 2011;

•	Continued the expansion of intellectual property worldwide which may accelerate commercialization and provide regional partnering opportunities;

•	Secured $4.6 million in grants to support the Company's regenerative medicine VSEL™ Technology to advance treatments for wound care, bone regeneration, and macular restoration.

Key Management Additions
In July 2013, Stephen W. Potter was named Executive Vice President of NeoStem, having served since February on the Company's Board of Directors and its Nominating and Governance Committee. Mr. Potter served as Senior Vice President of Operations and Corporate Development for Osiris Therapeutics, Inc. where he worked as a member of the senior leadership that achieved approval of the first-ever stem cell drug therapy, Prochymal®. He was also responsible for the launch and overall management of the Bio-Surgery business unit and had operational oversight for multiple functional areas including manufacturing, human resources, IT, legal, and business development. Prior to his tenure at Osiris, Mr. Potter served as Senior Vice President of Corporate and Business Development at Genzyme Corporation. Over his ten years at Genzyme, he was the senior leader for its global corporate and business development team that provided strategic and transaction support, including support for many of Genyzme's cell therapy opportunities. Mr. Potter has also held positions at DuPont Pharmaceuticals, E.I. Dupont de Nemours and Company, Inc., and Booz Allen & Hamilton. He earned a B.S. from University of Massachusetts and an MBA from Harvard Business School.

In August 2013, Dr. Douglas Losordo joined NeoStem as Chief Medical Officer to assist the Company in its pursuit of promising cell therapies, including a product candidate using CD34+ cells to repair ischemic tissue, and take NeoStem a step closer to true disease modification or reversal, instead of relegating patients to symptom palliation. Dr. Losordo is well regarded for his career-long efforts to develop novel therapeutics for patients with advanced cardiovascular diseases. As a scientist he obtained over $35 million in National Institutes of Health funding, discovering and developing new therapeutic concepts in the laboratory, providing the basis for clinical studies. He has led first in human studies in multiple gene and adult stem cell therapies in patients with cardiovascular diseases, including therapies now in phase 3 testing. He is a highly sought speaker, having given over 200 international lectures. In 2007, in recognition of his pioneering laboratory work, he gave the Thomas W. Smith Memorial lecture at the American Heart Association's annual scientific session. He is an associate editor of Circulation Research, the basic science journal of the American Heart Association, and serves on the editorial boards of a number of scientific journals. Dr. Losordo received his medical degree from the University of Vermont.
Company Updates

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Progenitor Cell Therapy (“PCT”) -- In Q2 2013, PCT generated $4.4 million, a 73% increase in revenues from Q1 2013.  PCT completed three process development contracts in Q2 2013, triggering higher revenue recognition. PCT also recently signed two new clients, including a large pharmaceutical company that is entering the cell therapy sector, and continues to build its business. PCT has provided services to over 100 clients in its more than 15-year history, and is the only contract manufacturing organization to have worked with a client's product through all of the phases of its clinical trials and ultimately to FDA approval. PCT offers its clients and NeoStem cell processing and development capabilities on both the East and West Coasts of the U.S and is pursuing plans to expand internationally.

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Amorcyte - The Company continued enrollment in its PreSERVE Phase 2 clinical trial with 120 patients infused as of August 8, 2013 and is on track to complete patient enrollment for this trial in 2013 with data read out 6-8 months after the last patient is infused.

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Athelos - The Company continues to progress with its T-cell program with the goal of developing treatments for immune-mediated diseases, such as autoimmune disorders such as type 1 diabetes (“T1D”) and inflammatory conditions such as steroid resistant asthma. On July 15th, the Company announced that it has executed agreements with the University of California, San Francisco and the laboratories of Jeffrey Bluestone, PhD, and Qizhi Tang, PhD, to collaborate on the development of human Regulatory T cells (“Treg”) for the treatment of T1D. This collaboration advances NeoStem's role in the development and commercialization of immunomodulatory cellular therapeutic products for the treatment of intractable diseases involving the immune system. This collaboration also advances NeoStem's Treg program towards a clinical Phase 2 trial to evaluate the efficacy of autologous Tregs in T1D. Under the agreements, NeoStem will manufacture a Treg product consisting of polyclonally expanded Tregs for the planned Phase 2 trial to treat patients newly diagnosed with T1D and will also collaborate with Dr. Bluestone on allo-specific Tregs for organ transplant tolerance in another Phase 2 study. Additionally, NeoStem plans to sponsor a Phase 1b/2a study on the use of Tregs for the treatment of steroid resistant asthma. The collaboration includes the research effort to develop the next generation of Treg products for therapeutic use.

Appendix
Use of Non-GAAP Financial Measures
The Company uses Net Loss from Continuing Operations Excluding Non-Cash Charges as a non-GAAP financial measure in evaluating its performance. This measure represents net loss from continuing operations, less equity-based compensation, depreciation and amortization, and other non-cash adjustments included in net loss from continuing operations.  The Company believes that providing this measure to investors provides important supplemental information of its performance and permits investors and management to evaluate the core operating performance and cash utilization of the Company by excluding the use of these non-cash adjustments.  Additionally, the Company believes this information is frequently used by securities analysts, investors and other interested parties in the evaluation of performance. Management uses, and believes that investors benefit from, this non-GAAP financial measure in assessing the Company's operating results, as well as in planning, forecasting and analyzing future periods.

Net Loss from Continuing Operations Excluding Non-Cash Charges has limitations as an analytical tool, and investors should not consider this measure in isolation, or as substitutes for analysis of the Company's results as reported under generally accepted accounting principles in the United States (“U.S. GAAP”). For example, this measure does not reflect the Company's cash expenditures, future requirements for capital expenditures, contractual commitments, or cash requirements for working capital needs.  Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and Net Loss from Continuing Operations Excluding Non-Cash Charges does not reflect any cash requirements for such replacements. Given these limitations, the Company relies primarily on its U.S. GAAP results and uses the Net Loss from Continuing Operations Excluding Non-Cash Charges measure only as a supplemental measure of its financial performance and cash utilization.

Six Months Ended June 30, 2013
GAAP to NON-GAAP Reconciliation (millions)

Net Loss from Continuing Operations	$(17.5)
Equity-Based Compensation	3.3
Depreciation and Amortization	0.8
Changes in Fair Value of Derivative Liability	(0.1)
Deferred Income Taxes	0.5

Net Loss from Continuing Operations Excluding Non-Cash Charges	$(13.0)

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy, including with respect to the Company's research and development and clinical evaluation efforts as well as efforts towards development of cellular therapies, including with respect to AMR-001, the future of the regenerative medicine industry and the role of stem cells and cellular therapy in that industry and the Company's ability to successfully grow its contract development and manufacturing business. The Company's actual results could differ materially from those anticipated in these forward- looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2013 and in the Company's periodic filings with the SEC. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.

CONTACT: NeoStem
Eric Powers
Manager of Communications and Marketing
Phone: +1-212-584-4173
Email: epowers@neostem.com